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                        DEFERRED COMPENSATION AGREEMENT




     THIS AGREEMENT, made as of January 1, 1999, to be effective as of January 1, 1998, by and between Valhi, Inc., a Delaware corporation, (the "COMPANY") and _____________ ("EMPLOYEE"), amends and restates in its entirety that certain Deferred Compensation Agreement dated as of January 1, 1998, by and between the Company and Employee.

                              W I T N E S S E T H:


     WHEREAS, Employee has been and is presently employed by the Company and currently serves as an employee thereof; and

     WHEREAS, Employee possesses an intimate knowledge of the business and affairs of the Company and its policies, procedures, methods and personnel; and

     WHEREAS, the Company desires to further compensate Employee for services performed by establishing a deferred compensation arrangement on Employee's behalf.

     NOW, THEREFORE, for and in consideration of the mutual premises, representations and covenants herein contained, the parties hereto mutually agree as follows:

     1. Deferred compensation shall be credited by the Company to a reserve account on its accounting books (the "RESERVE ACCOUNT"), on behalf of Employee, and such deferred compensation shall be deferred and accumulated.
     2. The amount of deferred compensation to be credited to the Reserve Account on behalf of Employee shall be such amount as agreed upon from time to time by Employee and the Company.

     3. An additional amount shall be credited to the Reserve Account, in lieu of interest, at the end of each calendar quarter and on the date payment is made pursuant to SECTION 4 of this Agreement, equal to the Prime Rate plus two percent (2%) per annum, as may be adjusted from time to time, multiplied by the balance outstanding in the Reserve Account on a daily basis during each calendar quarter. The "Prime Rate" for purposes of this Agreement shall mean the fluctuating interest rate per annum in effect from time to time equal to the base rate on corporate loans as reported as the Prime Rate in the Money Rates column of The Wall Street Journal, Southwest Edition.

     4. Upon the termination of Employee's employment with the Company, voluntarily, involuntarily or by retirement, death or disability, the Company shall pay in cash the full credit balance in the Reserve Account to or on behalf of Employee in a lump sum within one-hundred eighty (180) days of such termination.

     5. It is specifically understood and agreed by the parties hereto that the deferred compensation provided for in this Agreement shall not be funded. The obligation of the Company hereunder is a contractual obligation to make the payments of deferred compensation when due in accordance with the terms hereof, and the parties hereto do not intend that the amounts credited to the Reserve Account are to be held by the Company in trust, escrow or other fiduciary capacity for Employee.
          The amounts credited to the Reserve Account shall not be subject in any manner to attachment or other legal process for debts of Employee or his successors, legal representatives or assigns, for any reason; and neither Employee, nor any legal representative, successor or assign shall have any right against the Company with respect to any portion of the amounts credited to the Reserve Account, except as a general unsecured creditor of the Company. Neither Employee nor his successors, assigns or legal representatives shall have any right to assign, transfer, pledge, hypothecate, anticipate or otherwise alienate any payment of deferred compensation to become due in the future to such person, and any attempt to do so shall be void and will not be recognized by the Company.

     6. It is agreed by Employee and the Company that the correct outstanding balance of the Reserve Account, computed as of December 31, 1997, was $________.





     IN WITNESS WHEREOF, the parties have hereunto affixed their signatures as of January 1, 1999.



ATTEST:                             VALHI, INC.




______________________________      _________________________________


                                    EMPLOYEE:

                                    __________________________________